As filed with the U.S. Securities and Exchange Commission on May 25, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NVIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-3177549
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA 95050
(Address of principal executive offices) (Zip code)

Amended and Restated 2007 Equity Incentive Plan
Amended and Restated 2012 Employee Stock Purchase Plan
(Full title of the plans)
David M. Shannon
Executive Vice President, Chief Administrative Officer and Secretary
NVIDIA Corporation
2701 San Tomas Expressway
Santa Clara, CA 95050
(408) 486-2000
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Eric C. Jensen, Esq.
COOLEY LLP
3175 Hanover Street
Palo Alto, CA 94304-1130
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	28,800,000 shares	$42.925	$1,236,240,000	$124,489.37

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the underlying plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on May 18, 2016 as reported on the NASDAQ Global Select Market.

(3)	The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share (2)	Aggregate Offering Price
Shares reserved for issuance under the Amended and Restated 2007 Equity Incentive Plan	18,800,000	$42.925 (2)	$806,990,000
Shares reserved for issuance under the Amended and Restated 2012 Employee Stock Purchase Plan	10,000,000	$42.925 (2)	$429,250,000
Proposed Maximum Aggregate Offering Price			$1,236,240,000
Registration Fee			$124,489.37

EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 24.1

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”) and the Amended and Restated 2012 Employee Stock Purchase Plan (the “2012 Plan”) of NVIDIA Corporation (the “Company”) pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.     Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the Company’s 2007 Plan and the Company’s 2012 Plan pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:
(a)The Company’s Annual Report on Form 10‑K (File No. 000-23985) for the fiscal year ended January 31, 2016 filed with the SEC on March 17, 2016;
(b)The Company’s Quarterly Report on Form 10-Q (File No. 000-23985) for the fiscal quarter ended May 1, 2016 filed with the SEC on May 25, 2016;
(c)The Company’s Current Reports on Form 8-K (File No. 000-23985) filed with the SEC on March 14, 2016, March 23, 2016, May 2, 2016 and May 23, 2016; and
(d)The description of the Company’s common stock which is contained in the Company’s Registration Statement on Form 8-A (File No. 000-23985) filed with the SEC on January 12, 1999 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any other amendment or report filed for the purpose of updating such description.
All documents filed by the Company (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.     Description of Securities.

Not applicable.
Item 5.     Interests of Named Experts and Counsel.
Not applicable.
Item 6.     Indemnification of Directors and Officers.
Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Bylaws, as amended and restated on November 11, 2013, require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law.
The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.
In addition, the Company’s Amended and Restated Certificate of Incorporation provides that its directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Item 7.    Exemption from Registration Claimed.
Not applicable.

Item 8.     Exhibits.

Exhibit No.	Exhibit Description	Schedule /Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of NVIDIA Corporation	S-8	333-74905	4.1	March 23, 1999
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation	10-Q	000-23985	3.1	August 21, 2008
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation	8-K	000-23985	3.1	May 24, 2011
4.4	Bylaws of NVIDIA Corporation, Amended and Restated as of November 11, 2013	8-K	000-23985	3.2	November 14, 2013
4.5	Specimen Stock Certificate	S-1/A	333-47495	4.2	April 24, 1998
4.6	Indenture (including the form of Notes) dated December 2, 2013 between NVIDIA Corporation and Wells Fargo Bank, National Association	8-K	000-23985	4.1	December 2, 2013
4.7	Form of 1.00% Convertible Senior Note due 2018 (included in Exhibit 4.3)	8-K	000-23985	4.2	December 2, 2013
5.1*	Opinion of Cooley LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	Amended and Restated 2007 Equity Incentive Plan	8-K	000-23985	10.1	May 23, 2016
99.2	Amended and Restated 2012 Employee Stock Purchase Plan	8-K	000-23985	10.2	May 23, 2016

*  Filed herewith.

Item 9.    Undertakings

1.	The undersigned registrant hereby undertakes:
(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 25, 2016.
NVIDIA CORPORATION
By: /s/ David M. Shannon
David M. Shannon
Executive Vice President, Chief Administrative Officer and
Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jen-Hsun Huang and Colette M. Kress, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jen-Hsun Huang Jen-Hsun Huang	President, Chief Executive Officer and Director (Principal Executive Officer)	May 25, 2016
/s/ Colette M. Kress Colette M. Kress	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 25, 2016
/s/ Michael J. Byron Michael J. Byron	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 25, 2016
/s/ Robert K. Burgess Robert K. Burgess	Director	May 25, 2016
/s/ Tench Coxe Tench Coxe	Director	May 25, 2016
/s/ Persis Drell Persis Drell	Director	May 25, 2016

/s/ James C. Gaither James C. Gaither	Director	May 25, 2016
/s/ Dawn Hudson Dawn Hudson	Director	May 25, 2016
/s/ Harvey C. Jones Harvey C. Jones	Director	May 25, 2016
/s/ Michael G. McCaffery Michael G. McCaffery	Director	May 25, 2016
/s/ William J. Miller William J. Miller	Director	May 25, 2016
/s/ Mark L. Perry Mark L. Perry	Director	May 25, 2016
/s/ A. Brooke Seawell A. Brooke Seawell	Director	May 25, 2016
/s/ Mark Stevens Mark Stevens	Director	May 25, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description	Schedule /Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of NVIDIA Corporation	S-8	333-74905	4.1	March 23, 1999
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation	10-Q	000-23985	3.1	August 21, 2008
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation	8-K	000-23985	3.1	May 24, 2011
4.4	Bylaws of NVIDIA Corporation, Amended and Restated as of November 11, 2013	8-K	000-23985	3.2	November 14, 2013
4.5	Specimen Stock Certificate	S-1/A	333-47495	4.2	April 24, 1998
4.6	Indenture (including the form of Notes) dated December 2, 2013 between NVIDIA Corporation and Wells Fargo Bank, National Association	8-K	000-23985	4.1	December 2, 2013
4.7	Form of 1.00% Convertible Senior Note due 2018 (included in Exhibit 4.3)	8-K	000-23985	4.2	December 2, 2013
5.1*	Opinion of Cooley LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	Amended and Restated 2007 Equity Incentive Plan	8-K	000-23985	10.1	May 23, 2016
99.2	Amended and Restated 2012 Employee Stock Purchase Plan	8-K	000-23985	10.2	May 23, 2016

*  Filed herewith.